Exhibit 99.1

Execution Version

NOTE PURCHASE AGREEMENT

by and between

LIME ENERGY CO.,

THE PURCHASERS NAMED HEREIN,

and

BISON CAPITAL PARTNERS IV, L.P.,

as Collateral Agent

Dated as of March 24, 2015

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3.14	Enerpath Acquisition Agreement; Closing of Enerpath Acquisition	23

3.15	Security Agreement	24

3.16	Guarantee	24

ARTICLE 4 CLOSING DELIVERIES OF PURCHASERS		24

4.1	Amendment to Registration Rights Agreement	24

4.2	Amendment to Shareholder and Investor Rights Agreement	24

4.3	Security Agreement	24

4.4	Guarantee	24

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		24

5.1	Due Organization and Qualification	24

5.2	Due Authorization; No Conflict	25

5.3	Capitalization; Liens	26

5.4	Financial Statements; Sarbanes Oxley Act of 2002	27

5.5	Receivables; Payables	29

5.6	Suppliers and Customers	30

5.7	Proprietary Rights	30

5.8	Contracts	30

5.9	Insurance	30

5.10	Leases	31

5.11	Indebtedness	31

5.12	Contingent Obligations	31

5.13	RESERVED	31

5.14	Litigation	31

5.15	Compliance with Laws	31

5.16	Environmental Condition	31

5.17	Labor Matters	32

5.18	Employee Benefit Plans; ERISA	33

5.19	Taxes	36

5.20	Fraudulent Transfer	38

5.21	Private Offering; Investment Company Act	38

5.22	Federal Regulations	39

5.23	Material Adverse Change	39

5.24	No Undisclosed Liabilities	39

5.25	Transactions with Affiliates	39

5.26	Company SEC Documents	40

5.27	Brokerage Fees	40

5.28	Registration Rights	40

5.29	Foreign Corrupt Practices	40

5.30	OFAC	41

5.31	No Encumbrances	41

5.32	Location of Collateral; Chief Executive Office; FEIN	41

5.33	Deposit Accounts; Powers of Attorney	41

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASERS		41

6.1	Due Organization	41

6.2	Authorization; No Contravention	41

6.3	Binding Effect	42

6.4	Purchase for Own Account	42

6.5	Governmental Authorization; Third Party Consent	42

6.6	Brokers	42

6.7	Financing	42

6.8	No Prior Short Selling	42

ARTICLE 7 INDEMNIFICATION		43

7.1	Indemnification	43

7.2	Procedure; Notification	44

7.3	Effect of Investigation	45

ARTICLE 8 COVENANTS		45

8.1	Purchaser’s Covenant Not to Convert Note in Excess of Share Cap	45

8.2	Legends	47

8.3	No Short Selling	47

8.4	Competitors	47

8.5	Confidentiality	47

8.6	Compliance with Laws	48

8.7	Leases	48

8.8	Maintenance of Existence	48

8.9	Benefit Plans	48

8.10	Payment of Obligations	48

8.11	Inspection of Property; Books and Records; Discussions	48

8.12	Other Obligations	48

8.13	Lost, Mutilated, etc. Notes; Exchange	48

8.14	Further Assurances	48

ARTICLE 9 RIGHTS AND REMEDIES ON EVENTS OF DEFAULT		48

9.1	Rights and Remedies	48

9.2	No Waiver; Cumulative Remedies	50

ARTICLE 10 COLLATERAL AGENT		50

10.1	Appointment, Authority and Duties of Collateral Agent	50

10.2	Agreements Regarding Collateral and Field Examination Reports	52

10.3	Reliance By Collateral Agent	52

10.4	Action Upon Default	53

10.5	Ratable Sharing	53

10.6	Indemnification of Collateral Agent Indemnitees	53

10.7	Limitation on Responsibilities of Collateral Agent	53

10.8	Successor Collateral Agent and Co-Collateral Agents	54

10.9	Due Diligence and Non-Reliance	55

10.10	Recovery of Payments	55

10.11	Collateral Agent in its Individual Capacity	55

10.12	No Third Party Beneficiaries	56

ARTICLE 11 MISCELLANEOUS		56

11.1	Survival of Representations and Warranties	56

11.2	Notices	56

11.3	Successors and Assigns	57

11.4	Amendment and Waiver	57

11.5	Signatures; Counterparts	58

11.6	Headings	58

11.7	Governing Law	58

11.8	Severability	59

11.9	Entire Agreement	59

11.10	Publicity; Filings	59

11.11	Further Assurances	59

11.12	Construction	60

11.13	Federal Anti-Money Laundering Law	60

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11.14	Independent Nature of Purchasers’ Obligations and Rights	60

EXHIBITS

Exhibit A — Projections

Exhibit B — Form of Security Agreement

Exhibit C — Form of Opinion of Counsel

Exhibit D — Form of Note

Exhibit E — Form of Amended and Restated Registration Rights Agreement

Exhibit F — Form of Amended and Restated Shareholder Rights Agreement

Exhibit G — Form of Management Rights Letter

Exhibit H — Form of Guarantee Agreement

Exhibit I — Form of Voting Agreement

SCHEDULES

Schedule A — Purchasers

Schedule 2.2 — Fees at Closing

Schedule 2.4 — Use of Proceeds

Schedule 3.3 — Consents and Approvals

Schedule 3.5 — Pro Forma Balance Sheet and Capitalization

Schedule 5.2(b) — Due Authorization; No Conflict

Schedule 5.3(b) — Capitalization

Schedule 5.3(d) — Liens

Schedule 5.3(e) — Distributions

Schedule 5.4(d) — Sarbanes-Oxley Act

Schedule 5.5(a) — Accounts Payable

Schedule 5.5(b) — Aged Accounts Payable

Schedule 5.6 — Suppliers and Customers

Schedule 5.7 — Proprietary Rights

Schedule 5.8 — Contracts

Schedule 5.9 — Insurance

Schedule 5.11 — Indebtedness

Schedule 5.12 — Contingent Obligations

Schedule 5.14 — Litigation

Schedule 5.17(c) — Labor Matters

Schedule 5.18 — Employee Benefit Plans; ERISA

Schedule 5.18(i) — Section 280G

Schedule 5.19 — Taxes

Schedule 5.19(o) — Ownership Changes

Schedule 5.25 — Transaction with Affiliates

Schedule 5.26 — Company SEC Documents

Schedule 5.28 — Registration Rights

Schedule 5.31 — No Encumbrances

Schedule 5.32 — Location of Collateral; Chief Executive Office; FEIN

Schedule 5.33 — Deposit Accounts

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of March 24, 2015, by and between LIME ENERGY CO., a Delaware corporation (the “Company”), and the purchasers named on Schedule A hereto (each, a “Purchaser” and collectively “Purchasers”), and Bison Capital Partners IV, L.P., as collateral agent (“Collateral Agent”, which term shall include its successors and/or assigns).

WITNESSETH

WHEREAS, the Company wishes to sell to Purchasers subordinated convertible notes due March 24, 2020 (each, a “Note” and collectively, the “Notes”), in the original principal amount of Eleven Million Seven Hundred Fifty Thousand Dollars $11,750,000  upon the terms and subject to the conditions hereinafter set forth (the “Transaction”).

WHEREAS, Purchasers wish to purchase the Notes, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1          Definitions.  As used in this Agreement and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

“Asset Disposition” shall have the meaning ascribed to such term in the Notes.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as in effect from time to time, and any successor statute thereto.

“Board of Directors” shall mean the Board of Directors of the Company.

“Books and Records” shall mean any and all presently existing and hereafter acquired or created books and records of the Credit Parties, including without limitation all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer-prepared information indicating, summarizing, or evidencing the business or operations of the Credit Parties.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease of property (real, personal or mixed) which in accordance with GAAP, should be capitalized on the lessee’s balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), as amended from time to time, and any successor statute thereto.

“Change of Control Transaction” shall mean the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting power of the Company, or (b) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Closing Date (or by those individuals who are serving as members of the Board of Directors on any date and whose nomination or election to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Closing Date or whose election or nomination was previously so approved).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules or regulations issued in connection therewith.

“Collateral” shall mean all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form, substance and scope reasonably acceptable to the Collateral Agent.

“Collateral Agent” shall have the meaning assigned to that term in the preamble of this Agreement.

“Collateral Agent Indemnitees” shall mean Collateral Agent and its officers, directors, managers, employees, Affiliates, agents and attorneys.

“Collateral Agent Professionals” shall mean attorneys, accountants and other professionals and experts retained by Collateral Agent.

“Common Shares” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company SEC Documents” shall mean all required SEC Reports with the SEC (including all reports, schedules, forms, statements and other documents filed with the SEC, whether or not required).

“Consolidated” or “consolidated” shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

“Contingency Financing Documents” shall mean the Finance Commitment Letter, dated as of December 23, 2014, by and between Richard Kiphart, an individual, and the Company, as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms, and all agreements, instruments and other documents executed in connection therewith.

“Contingency Financing Source” shall mean Richard Kiphart, or any other Person who becomes an assignee of any rights and obligations of Richard Kiphart in accordance with the Contingency Financing Documents.

“Contingent Obligation” as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person:  (i) with respect to any underlying Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that the underlying Indebtedness, lease, dividend or other obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency of such other Person, (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another, and (d) otherwise to assure or hold harmless the owner of such obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contract” shall mean any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

“Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any Contract to which such Person is a party or by which it or any of such Person’s property is bound.

“Control Agreement” shall mean an account control agreement in form, substance and scope reasonably acceptable to Collateral Agent, as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.

“Credit Party” shall mean the Company, each Guarantor and each other Person (other than Purchasers) that becomes a party to any Loan Document pursuant to this Agreement. For the avoidance of doubt, Enerpath and its Subsidiaries are Credit Parties.

“Dollars” or “$” shall mean United States dollars.

“Enerpath” shall mean Enerpath International Holding Company, a Delaware corporation.

“Enerpath Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of the date hereof, together with all exhibits, schedules and other supplements thereto, between the Company, EIHC MergerSub, Inc., Enerpath, the Stockholders named therein, the Optionholders named therein and Janina Guthrie as Stockholder Representative.

“Environmental Law” shall mean all applicable federal, provincial, state and municipal laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered and made public by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any Hazardous Materials.

“Equity Securities” shall mean all shares, membership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 promulgated under the Exchange Act and any instrument that is exercisable or exchangeable for or convertible into any of the foregoing).

“Equipment” shall have the meaning assigned to that term in the Security Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, including any rules or regulations issued in connection therewith.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto, and the rules and regulations promulgated thereunder.

“Executive Officer” shall mean, with respect to any Person, (a) any other Person titled as, or otherwise performing for or on behalf of such Person the functions typically performed by, a chairman, a chairwoman, a chief executive officer, a chief financial officer or a chief operating officer (or the equivalents thereof, in the case of non-corporate entities), and/or (b) any other Person in charge of a principal business unit, division or function (such as sales, administration or finance) of, or who performs an executive-level policy making function for, such first Person.

“Existing Shareholders” shall mean Richard Kiphart, an individual, and The John Thomas Hurvis Revocable Trust dated March 8, 2002.

“Event of Default” shall have the meaning ascribed to such term in the Note.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fees and Expenses” shall mean all reasonable fees, costs, charges, expenses and other amounts to be reimbursed by the Company to Purchasers and their Affiliates under any Loan Document to which the Company is a party.  “Fees and Expenses” shall include, without limitation, (a) the reasonable costs of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) all obligations of the Company to reimburse and indemnify Purchasers or any Affiliate thereof for costs, expenses and other amounts incurred by such Purchaser under the Loan Documents, (c)  Purchasers’ and their Affiliates’ reasonable fees and expenses (including attorneys’ fees) incurred in advising, structuring, drafting, reviewing or administering, the Loan Documents (including reasonable fees and expenses associated with the letter of intent for the Transaction) and (d) Purchasers’ and their Affiliates’ reasonable attorneys’ fees incurred in connection with any proposed amendment to any Loan Documents (including those incurred in connection with a recapitalization or an Insolvency Proceeding) or, subject to Section 7.1(c), in enforcing or defending their rights under the Loan Documents, irrespective of whether suit is brought.

“GAAP” shall mean generally accepted accounting principles in effect within the United States, consistently applied.

“Governing Documents” shall mean the articles or certificate of incorporation, by-laws, certificate of formation, articles or certificate of organization, operating agreement, or other organizational or governing documents of any Person.

“Governmental Authority” shall mean any federal, state, provincial, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the Financial Industry Regulatory Authority.  Any stock exchange on which shares of the Company’s Capital Stock are traded shall be deemed a Governmental Authority.

“Guarantee Agreement” shall mean that certain Guarantee Agreement, dated as of the date hereof, among the Company, and Guarantors, substantially in the form attached hereto as Exhibit H, as amended, restated, supplemented or modified from time to time in accordance with its terms.

“Guarantors” shall mean, collectively, the Company’s present and future, direct or indirect Subsidiaries and any other entity the results of whose operations are consolidated with the Company for accounting or Tax purposes.

“Hazardous Materials” shall mean (a) any “hazardous substance”, as defined by CERCLA, (b) any “hazardous waste”, as defined by any Environmental Law, (c) any petroleum product, or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance regulated by any Environmental Laws.

“Indebtedness” shall mean, without duplication, any and all obligations (including the Obligations), contingent and otherwise, that in accordance with GAAP should be capitalized upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, in any event and whether or not so classified:  (a) all indebtedness for or in respect of money borrowed; (b) all obligations in respect of Capitalized Leases; (c) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (d) all obligations for the deferred purchase price of property or services (including trade obligations but excluding accounts payable to trade creditors for goods or services, and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business, as presently conducted); (e) current liabilities in respect of unfunded vested benefits under any ERISA plan; (f) outstanding obligations under letters of credit; (g) outstanding obligations under acceptance facilities; (h) outstanding obligations secured by any Lien on any asset of such Person, whether or not such obligations have been assumed; (i) swaps; (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Security of such Person and (k) all guaranties and contingent obligations in respect of any of the foregoing.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy, insolvency or receivership law (other than those contested in good faith), including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, receiverships, readjustments of debt, dissolutions, liquidations, or extensions with some or all creditors.

“Inventory” shall have the meaning assigned to that term in the Security Agreement.

“Investment” shall mean (a) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest, membership interest or other equity interests of, any other Person or (b) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales or the provision of services to that other Person in the Ordinary Course of Business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time, and any successor statute thereto.

“Lien” shall mean any lien, encumbrance, mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security, deposit arrangement or other preferential arrangement, or charge (including, any conditional sale or other title retention agreement, or finance lease) of any kind and any restriction on transfer or otherwise.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Agreement, the Guarantee Agreement and the other documents, certificates or instruments entered into in connection herewith or therewith.

“Material Adverse Change” or “Material Adverse Effect” shall mean any event, development or circumstance that has caused or could (with or without notice or the passage of time, or both) reasonably be expected to cause a material adverse change in or effect on:  (a) the Transaction, (b) the condition (financial or otherwise), results of operation, assets, liabilities or management of the Credit Parties, (c) the validity or enforceability of any Loan Document, (d) the ability of any Credit Party to perform its obligations under any Loan Document or (e) with respect to Purchasers, Purchasers’ ability to consummate the Transaction or any other transactions contemplated hereby or to perform its obligations hereunder; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a “Material Adverse Change” or “Material Adverse Effect”: (i) the announcement of the execution of this Agreement or the pendency of consummation of the transactions contemplated hereby (including the threatened or actual impact on relationships of the Company or its Subsidiaries with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (ii) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Company or its Subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (iii) any change in applicable law, rule or regulation or GAAP or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (iv) the failure, in and of itself, of the Company to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; provided, however, that the facts and circumstances underlying any such failure may, except as may be provided in subsections (i), (ii), (iii), (v), (vi) and (vii) of this definition, be considered in determining whether a Company Material Adverse Effect has occurred; (v) a decline in the price, or a change in the trading volume, of the Company Common Shares on NASDAQ; provided, however, that the facts and circumstances underlying any such decline or change may, except as may be provided in subsections (i), (ii), (iii), (iv), (vi) and (vii) of this definition, be considered in determining whether a Company Material Adverse Effect has occurred; (vi) compliance with the terms of, and taking any action required by, this Agreement; and (vii) acts or omissions of Purchasers (other than actions or omissions specifically contemplated by this Agreement).

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean The NASDAQ Stock Market, Inc.

“Obligations” shall mean all loans evidenced by the Notes and all advances, debts, principal, interest (including any interest that, but for the provisions of applicable law, would have accrued), premiums, liabilities, obligations, fees, charges, costs, fees and expenses (including any fees or expenses that, but for the provisions of applicable law, would have accrued), guaranties, covenants, and duties of any kind and description owing by any of the Credit Parties to Purchasers or Collateral Agent pursuant to, in connection with, or evidenced by, the Loan Documents and irrespective of whether for the payment of money or otherwise, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due, obligations under the Loan Documents and all fees and expenses that any Credit Party is required to pay or reimburse under the Loan Documents, by law, or otherwise.  Any reference in the Transaction Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

“Occupational Safety and Health Law” shall mean any Requirements of Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“PBGC” shall mean the Pension Benefit Guaranty Corporation (as defined in Title IV of ERISA).

“Permitted Disposition” shall have the meaning ascribed to such term in the Note.

“Permitted Lien” shall have the meaning ascribed to such term in the Notes.

“Person” shall mean and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Preferred Stock” shall mean the Series C Convertible Preferred Stock of the Company, par value $0.01 per share.

“Projections” shall mean any and all forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements and (d) other projections, in each case relating to the Company or any other Credit Party and whether prepared by or on behalf of any Credit Party (including, without limitation, the projections attached hereto as Exhibit A).

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Rights” of any Person shall mean all of such Person’s now owned and hereafter arising or acquired:  licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications, service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Redemption Price” shall have the meaning ascribed to such term in the Note.

“Regulation T” shall mean Regulation T of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation U” shall mean Regulation U of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Regulation X” shall mean Regulation X of the Federal Reserve Board as in effect from time to time (and any successor to all or a portion thereof).

“Representatives” shall mean, as to any Person, such Person’s directors, officers, partners, employees, agents or representatives (including attorneys, accountants and financial advisors).

“Required Lenders” shall mean the Person holding a majority of the aggregate principal amount of the Notes then outstanding, or if no single Person has a majority, then the Persons holding a majority of the aggregate principal amount of the Notes then outstanding.

“Requirements of Law” shall mean, as to any Person, the Governing Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, rules of a stock exchange), in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“SEC Reports” with respect to any Person shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to, and restatements of, such documents) filed or required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Credit Parties in favor of Purchasers, substantially in the form attached hereto as Exhibit B, as amended, restated, supplemented or modified from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, each Control Agreement, all financing statements and all other pledge and security documents hereafter delivered to Purchasers granting or purporting to grant a Lien on any Property of any Person to secure the obligations and liabilities of any Credit Party under any Loan Document.

“Shareholder Rights Agreement” shall mean the Shareholder and Investor Rights Agreement, dated December 23, 2014, by and among the Company, Bison Capital Partners IV, L.P. and the Existing Shareholders.

“Subsidiary” shall mean any corporation, association, trust or other business entity of which the designated parent shall at any time own, directly or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or Persons holding similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

“Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any obligations under any agreements with any other Person with respect to such amounts.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Event” shall mean (a) the receipt of a notice to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA or to appoint a trustee to administer a Benefit Plan pursuant to Section 4042 of ERISA; (b) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (c) the restoration of a Benefit Plan by the PBGC pursuant to Section 4047 of ERISA; (d) any Credit Party’s withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA; (e) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any material liability under Title IV of ERISA with respect to the termination of any Benefit Plan; (g) the receipt by any Credit Party of any notice that a Multiemployer Plan in which any Credit Party or any of its ERISA Affiliates participates is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) that could result in material liability to any Credit Party; or (i) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Benefit Plan.

“Transaction Documents” shall mean, collectively, this Agreement, the Note, the Security Agreement, the Guarantee Agreement, the Amended and Restated Shareholder Rights Agreement, the Amended and Restated Registration Rights Agreement, the Voting Agreement, the Management Rights Letter and the other documents, certificates or instruments entered into in connection herewith or therewith.

“Treasury Regulations” shall mean the treasury regulations promulgated under the Code.

1.2                               Index of Defined Terms.  Solely for convenience purposes, the following is a list of certain terms that are defined in this Agreement and the section numbers where such definitions are contained:

TERM	SECTION

Amended and Restated Registration Rights Agreement	Section 3.11
Amended and Restated Shareholder Rights Agreement	Section 3.12
Auditor Reports	Section 5.4(e)
Benefit Plans	Section 5.18(a)(iii)
Claims	Section 7.1(a)
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board Recommendation	Section 8.1(f)

Confidential Material	Section 8.5
EnerPath Acquisition	Section 2.4
ERISA Affiliate	Section 5.18(d)
Final Gross Negligence Determination	Section 7.1(b)
Financial Statements	Section 5.4(a)
Indemnified Liabilities	Section 7.1(a)
Indemnified Person	Section 7.1(a)
Information Statement	Section 8.1(c)
Knowledge	Section 1.3(d)
Management Rights Letter	Section 3.13
Note	Preamble
OFAC	Section 5.30
Proceedings	Section 11.9
Proxy Statement	Section 8.1(d)
Purchase Price	Section 2.3
Sarbanes-Oxley Act	Section 5.4(d)
Schedules	ARTICLE 5
SEC Matter	Section 5.17(d)
Securities	Section 8.4
Stockholder Approval	Section 8.1(a)
Stockholders Meeting	Section 8.1(d)
Stockholders Meeting Deadline	Section 8.1(d)
Transaction	Preamble
Voting Agreement	Section 3.17

1.3                               General Construction.

(a)                                 GAAP — All financial terms used in this Agreement, other than those specifically defined in the Agreement, shall have the meanings accorded to them under GAAP.

(b)                                 Unless the context clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, “including” is not limiting, and “or” has the inclusive meaning of the phrase “and/or”.  The words “hereof”, “herein”, “hereunder” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.  Article, section, subsection, clause, appendix, exhibit and schedule references are to this Agreement, unless otherwise specified.  Any reference in this Agreement includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(c)                                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties, and each has had the opportunity to have the Agreement reviewed by its counsel.  Accordingly, this Agreement shall be construed and interpreted in a fair and impartial manner according to the ordinary meaning of the words used so as to accomplish the stated purposes and intentions of all parties hereto.

(d)                                 For purposes of this Agreement, a Person will be deemed to have “Knowledge” of a particular fact or other matter if (i) such Person is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. References in this Agreement to the “Knowledge of the Company,” the “knowledge of the Company,” the “Knowledge of the Company’s Executive Officers” and phrases of similar import or meaning refer solely to the Knowledge (or knowledge, as the case may be) of Adam Procell, Colleen Brennan, Jonathan Murano, Alexander Castro, Stephen Guthrie, Steven Meyers and Paul Smith.

(e)                                  Any matter described in any schedule to this Agreement shall be a disclosure only with respect to any other section or subsection if the applicability of such matter to such other section or subsection is apparent on its face.

ARTICLE 2

PURCHASE AND SALE OF THE NOTE

2.1                               Purchase and Sale of the Notes.  Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to Purchasers, and each Purchaser agrees that it will acquire from the Company, the Notes in the original principal amounts set forth on Schedule A.

2.2                               Fees at Closing.  On the Closing Date, the Company shall pay or reimburse Purchasers for the Fees and Expenses incurred through the Closing, payable at the Closing as set forth on Schedule 2.2 (which Schedule 2.2 shall be delivered to the Company one Business Day prior to Closing) and include a reasonable estimate of Fees and Expenses still to be incurred through the Closing, which payments shall be made through a reduction in the Purchase Price; provided that, such Fees and Expenses payable at the Closing shall not exceed $200,000.

2.3                               Closing.  Subject to the terms and conditions herein set forth, the purchase and sale of the Notes shall take place at the closing (the “Closing”) to be held at the offices of Sheppard Mullin Richter & Hampton, LLP, 30 Rockefeller Plaza, New York, New York 10112 concurrently herewith (the “Closing Date”).  At the Closing, the Company shall deliver to Purchasers the Notes against delivery by Purchasers to the Company an aggregate of Eleven Million Seven Hundred Fifty Thousand Dollars ($11,750,000) (the “Purchase Price”), less the amounts contemplated by Section 2.2.  Payment of the Purchase Price shall be by wire transfer in immediately available funds to an account or accounts designated by the Company.

2.4                               Use of Proceeds.  The proceeds of the Transaction shall be used to fund the acquisition of EnerPath and its Subsidiaries pursuant to the Enerpath Acquisition Agreement (the “EnerPath Acquisition”) and payment of transaction costs and expenses related thereto as set forth on Schedule 2.4 (and to pay Fees and Expenses as set forth in Section 2.2).

ARTICLE 3

CLOSING DELIVERIES OF THE CREDIT PARTIES

On or prior to the Closing Date, Purchaser shall have received the following from the Credit Parties:

3.1                               Secretary’s Certificates; Good Standing Certificates.

(a)                                 a certificate, dated the Closing Date and signed by the Secretary of each Credit Party, certifying on behalf of each Credit Party (i) that the attached copies of the Governing Documents of such Credit Party, and resolutions of the members or Board of Directors of such Credit Party approving the Transaction Documents to which it is a party and the transactions contemplated thereby are all complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of such Credit Party executing any Transaction Document to which it is a party or any other document delivered in connection therewith on behalf of the Company;

(b)                                 a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Credit Party is organized, dated reasonably near the Closing Date, which shall list the Governing Documents of such Credit Party and each amendment thereto on file in such office and certify that (i) such amendments are the only amendments to such Person’s Governing Documents on file in such office, (ii) such Person has paid all franchise Taxes to the date of such certificate and (iii) such Person is duly organized and in good standing under the laws of such jurisdiction;

(c)                                  a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Credit Party is organized certifying that such Credit Party is in good standing under the laws of such jurisdiction on the Closing Date, together with the written confirmation of counsel to the Company in respect thereof; and

(d)                                 a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which such Credit Party is required to be qualified as a foreign corporation or entity, dated reasonably near the Closing Date, stating that such Credit Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State’s office or other applicable Governmental Authority of each such jurisdiction on the Closing Date as to the due qualification and continued good standing of each such Credit Party as a foreign corporation or entity in each such jurisdiction on or about the Closing Date, together with the written confirmation of counsel to the Company in respect thereof.

3.2                               Opinion of Counsel.  An opinion of counsel to the Credit Parties, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in the form attached hereto as Exhibit C.

3.3                               Consents and Approvals.  Evidence of all consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Credit Parties, which shall be set forth on Schedule 3.3, necessary or desirable in connection with the execution, delivery or performance by any Credit Party of the Transaction Documents to which it is a party, or enforcement against any Credit Party of the Transaction Documents to which it is a party, which shall be in full force and effect.

3.4                               Transaction Documents.  The Transaction Documents, duly executed by the Company and the applicable Credit Parties.

3.5                               Pro Forma Balance Sheet and Capitalization.  A pro forma consolidated balance sheet and capitalization of the Credit Parties as if the transactions contemplated by the Transaction Documents, including receipt of cash proceeds, net of Fees and Expenses and application of such proceeds to finance the EnerPath Acquisition, occurred on February 28, 2015, in form and substance reasonably satisfactory to Purchaser and certified by the Chief Financial Officer of the Company on behalf of the Company that it fairly presents the pro forma adjustments reflecting foregoing.

3.6                               Closing Fees.  All Fees and Expenses required to be paid pursuant to this Agreement.

3.7                               Projections.  A certificate signed by the Chief Financial Officer of the Company on behalf of the Company confirming that (i) the Projections attached as Exhibit A-1 and Exhibit A-2 thereto, which shall have been previously delivered by the Company to the Purchaser, were prepared in good faith and based upon the then-current facts available to the Company and assumptions believed by the Company to be reasonable at the time made, (ii) to the Knowledge of the Company, no event, development or circumstance has occurred that has caused or could reasonably be expected to cause a material adverse change in the ability of the Credit Parties to meet the Projections attached as Exhibit A-1 thereto or which would result in a material modification or restatement to any of such Projections and (iii) to the actual knowledge of the Company, no event, development or circumstance has occurred that has caused or could reasonably be expected to cause a material adverse change in the ability of the Credit Parties to meet such Projections attached as Exhibit A-2 thereto or which would result in a material modification or restatement to any of the Projections; provided, however, that the Company makes no representation or warranty, in any Transaction Document or otherwise, that the Company will, or will be able to, achieve any or all of the financial results set forth in any Projections; provided, further, that the Purchaser acknowledges and agrees that such Projections are based upon assumptions as to future events or the future financial performance of the Credit Parties that may not prove to be accurate and that future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying such Projections.

3.8                               Contingency Financing Source.  The Contingency Financing Documents shall be in full force and effect, enforceable against the Contingency Financing Source in accordance with its terms.

3.9                               Notes.  The Notes in the form attached hereto as Exhibit D, duly executed by the Company.

3.10                        Stockholder Consent.  An action by written consent of the holders of a majority of the outstanding voting power of the Company, dated as of the date of this Agreement, approving the matters submitted for Stockholder Approval, effective twenty (20) calendar days following the mailing of the Information Statement described in Section 8.1(c).

3.11                        Amended and Restated Registration Rights Agreement.  The Amendment to the Registration Rights Agreement in the form attached hereto as Exhibit E (the “Amended and Restated Registration Rights Agreement”), duly executed by the Company and the Holders of Permissible Piggyback Shares defined therein.

3.12                        Amended and Restated Shareholder and Investor Rights Agreement.  The Amendment to the Shareholder and Investor Rights Agreement in the form attached hereto as Exhibit F (the “Amended and Restated Shareholder Rights Agreement”), duly executed by the Company and the Existing Shareholders.

3.13                        Management Rights Letter.  The Management Rights Letter in the form attached hereto as Exhibit G (the “Management Rights Letter”), duly executed by the Company.

3.14                        Enerpath Acquisition Agreement; Closing of Enerpath Acquisition.  Duly executed copies of the Enerpath Acquisition Agreement and all other documents, agreements and instruments executed or delivered in connection with the Enerpath Acquisition. The Enerpath Acquisition shall have been consummated, or substantially simultaneously with the Closing hereunder on the Closing Date shall be consummated, in all material respects in accordance with the Enerpath Acquisition Agreement (and no provision of the Enerpath Acquisition Agreement shall have been waived, amended, supplemented or otherwise modified (including any consents thereunder) in a manner material and adverse to Purchasers without the consent of Purchasers (such consent not to be unreasonably withheld, delayed or conditioned)) (it being understood that any modification, amendment, consent, waiver or determination in respect of the definition of “Material Adverse Effect” as set forth in the Enerpath Acquisition Agreement shall be deemed to be material and adverse to the interests of Purchasers).  In addition, such of the representations made by or on behalf of Enerpath or its Subsidiaries in the Enerpath Acquisition Agreement as are material to the interests of Purchasers, but only to the extent that the Company or any of its Affiliates has the right (without regard to notice or lapse of time or both) to terminate its obligations under the Enerpath Acquisition Agreement or decline to consummate the transactions contemplated by the Enerpath Acquisition Agreement as a result of a breach of such representations in the Enerpath Acquisition Agreement shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date); provided that, if a representation and warranty is qualified as to “materiality” or “Material Adverse Effect”, the applicable materiality qualifiers set forth in this Section shall be disregarded with respect to such representation and warranty for purposes of this closing condition.

3.15                        Security Agreement.  The Security Agreement, duly executed by the Credit Parties in favor of Purchasers.

3.16                        Guarantee Agreement.  The Guarantee Agreement, duly executed by the Company and Guarantors.

3.17                        Voting Agreement.  The Voting Agreement in the form attached hereto as Exhibit I (the “Voting Agreement”), duly executed by the Company and the Existing Shareholders.

ARTICLE 4

CLOSING DELIVERIES OF PURCHASERS

On or prior to the Closing Date, the Company shall have received the following from each Purchaser:

4.1                               Amended and Restated Registration Rights Agreement.  The Amended and Restated Registration Rights Agreement, duly executed by such Purchaser.

4.2                               Amended and Restated Shareholder Rights Agreement.  The Amended and Restated Shareholder Rights Agreement, duly executed by such Purchaser.

4.3                               Security Agreement.  The Security Agreement, duly executed by such Purchaser.

4.4                               Guarantee Agreement.  The Guarantee Agreement, duly executed by such Purchaser.

4.5                               Voting Agreement.  The Voting Agreement, duly executed by such Purchaser.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Each Credit Party, jointly and severally, makes the following representations and warranties to Purchasers as of the date hereof, which representations and warranties shall survive the execution and delivery of this Agreement as set forth in Section 11.1 or any investigation by or on behalf of Purchasers.

Except as set forth in the Company SEC Documents for periods beginning on January 1, 2014 or later or relating to a single date as of January 1, 2014 or later or as set forth in the disclosure schedules attached hereto (collectively, the “Schedules” and each, a “Schedule”), the Company makes the following representations and warranties to Purchasers as of the date hereof.

5.1                               Due Organization and Qualification.  Each Credit Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and the laws of those jurisdictions in which it is qualified to do business, except where the failure to be duly organized or in good standing would not reasonably be expected to have a material adverse effect.  Each Credit Party is qualified to do business in every jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis.

5.2                               Due Authorization; No Conflict.

(a)                                 As to each Credit Party, the execution, delivery, and performance by such Credit Party of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Credit Party.

(b)                                 As to each Credit Party, the execution, delivery, and performance by such Credit Party of this Agreement and the other Transaction Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Credit Parties, except where such violation contemplated in this clause (ii) would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis, (ii) violate the Governing Documents of the Credit Parties, or any order, judgment, or decree of any court or other Governmental Authority binding on the Credit Parties,  (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation set forth on Schedule 5.2(b), (iv) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligation of the Credit Parties, except where such conflict, breach or default contemplated in this clause (iv) would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis, (v) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Credit Party or (vi) require any approval of any Credit Party’s interestholders or any approval or consent of any Person under any Contractual Obligation set forth on Schedule 5.2(b), or (vii) require any approval of any Credit Party’s interestholders or any approval or consent of any Person under any other Contractual Obligation of any Credit Party, except where the failure to obtain approval contemplated by this clause (vii) would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis.

(c)                                  Other than the filing of financing statements, the filing of a Form D with the SEC pursuant to the Securities Act and a Listing of Additional Shares Notification Form with NASDAQ in the time and manner required thereby, the execution, delivery, and performance by each Credit Party of this Agreement and the other Transaction Documents to which it is a party do not and will not require any registration or filing with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except where the failure to obtain, perform or provide such registration, filing, consent, approval, notice or other action would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis.

(d)                                 This Agreement and the other Transaction Documents, and all other documents contemplated hereby and thereby, when executed and delivered by the

Company will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)                                  Any Taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents or the execution, delivery and sale of the Notes has been or will be paid on or prior to the Closing Date.

(f)                                   The security interests granted in favor of Purchasers pursuant to the Security Documents are validly created, perfected Liens and subject only to Permitted Liens.

5.3                               Capitalization; Liens.

(a)                                 There are no more than 13,699,968 Common Shares issued and outstanding on a fully-diluted basis (assuming the full conversion, exercise and exchange of all Equity Securities (including for this purpose those securities, options, warrants and rights that are issued and outstanding and those that are reserved for issuance under any stock option or equity incentive plan) after taking into account any anti-dilution adjustments (if any) triggered with respect to such Equity Securities as a result of the transactions contemplated by the Transaction Documents, and excluding the shares issued or issuable to Purchasers under the Transaction Documents).

(b)                                 Set forth on Schedule 5.3(b) is a complete and accurate list of (i) the authorized Capital Stock of each Credit Party, by class and, as of the Closing Date, (ii)  the number of shares of Capital Stock of each such class that are authorized, issued and outstanding, (iii) the number and percentage of outstanding shares of Capital Stock of each such class that are owned by any other Credit Party (including the relative percentages of ownership of each such Credit Party in such shares of Capital Stock) and (iv) the jurisdiction of organization of such Credit Parties.  Other than as described on Schedule 5.3(b), there are no (A) subscriptions, options, warrants, calls, rights of first refusal, preemptive or other similar rights relating to the Capital Stock of any Credit Party, including any right of conversion or exchange under any outstanding security or other instrument nor (B) Liens on the Capital Stock of any Credit Party (including, without limitation, Capital Stock held by Affiliates of the Company).  Except as set forth on Schedule 5.3(b), no Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or any security convertible into or exchangeable for any of its shares of Capital Stock.

(c)                                  All of the outstanding Capital Stock of the Company and its Subsidiaries have been duly authorized, validly issued and is fully paid and non-assessable and owned of record by the Person(s) set forth on Schedule 5.3(b).

(d)                                 Except as set forth on Schedule 5.3(d), there are no Liens on any of the assets of any Credit Party.

(e)                                  Schedule 5.3(e) sets forth the amounts and timing of all distributions by a Credit Party since January 1, 2013.  No such distributions were made by a Credit Party in violation of any Contractual Obligation.  All such distributions made by a Credit

Party were made in accordance with such Credit Party’s Governing Documents and were duly authorized by all necessary action on the part of such Credit Party.  All such distributions were properly and accurately calculated and timely distributed to the appropriate recipients thereof.  Up until January 1, 2013, all of the income of each Subsidiary of the Company, net of any reserves maintained by such Subsidiary, was distributed to such Subsidiary’s holders of Capital Stock in accordance with such Subsidiary’s Governing Documents, or made to meet other Contractual Obligations.

(f)                                   All reserves established by a Credit Party were established in accordance with such Credit Party’s Governing Documents, GAAP and applicable law.  All cash that is held by a Credit Party is held in accordance with such Credit Party’s Governing Documents.  No Person has any Lien against the cash or reserves of any Credit Party.  No holder of Capital Stock of any Credit Party has any Lien against the cash or reserves of any Credit Party unless and until such cash or reserves are distributed to such holder in accordance with the Governing Documents of the Credit Party, any Contractual Obligations or applicable law.

(g)                                  There are no pending or threatened claims, actions or Liens between any Credit Party, on the one hand, and the holders of Capital Stock thereof, on the other hand.

(h)                                 The Notes have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all Liens other than restrictions on transfer imposed by applicable securities laws.

(i)                                     The Capital Stock of the Company issuable upon conversion of the Notes has been duly authorized and, when issued in accordance with the Notes, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all Liens other than restrictions on transfer imposed by applicable securities laws.

5.4                               Financial Statements; Sarbanes Oxley Act of 2002.

(a)                                 All quarterly and annual financial statements, with respect to periods beginning on January 1, 2013 or later or with respect to a single date as of January 1, 2013 or later (as amended or restated, the “Financial Statements”), of the Credit Parties delivered by the Company to Purchasers (including, without limitation, all such financial statements (including unaudited interim financial statements) delivered in connection with Purchasers’ due diligence with respect to the Transaction) have been prepared in accordance with GAAP (with the exception of the omission of notes to financial statements) and fairly present in all material respects the financial position and results of operations of the Credit Parties as of the dates and for the periods indicated.  The Financial Statements of the Credit Parties included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Credit Parties as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b)                                 The Books and Records of the Credit Parties from January 1, 2013 accurately reflect in all material aspects the information relating to the business of the Credit Parties.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that since January 1, 2013 (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Since January 1, 2013, neither the Company nor its independent registered public accounting firm has identified any material weakness or significant deficiencies in the Company’s internal control over financial reporting that have not been remediated.

(c)                                  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed.

(d)                                 The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to it as of the date hereof and as of the Closing Date.  Each required form, report and document containing financial statements that has been filed with or submitted to the Commission was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Neither the Company nor, to the Company’s Knowledge, any representative of the Company has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to the Company’s accounting or auditing practices, procedures methodologies or methods of the Company or its internal accounting controls, (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of the Company’s financial statements and periodic reports and (c) comments that have been raised by the staff of the Commission.  To the Company’s Knowledge, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.  Except as set forth on Schedule 5.4(d), to the actual knowledge of the Company’s Executive Officers, after consultation with the Audit Committee of the Board of Directors, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

(e)                                  The Company and EnerPath have, or will be able to obtain on commercially reasonable terms, all financial statements and financial information for EnerPath, including (i) audited financial statements accompanied by the unqualified report(s) of EnerPath’s independent accountants on such financial statements (“Auditor Reports”), (ii) consents of EnerPath’s independent accountants for inclusion of their Auditor Reports in all Company registration statements that require such consent, (iii) manually signed Auditor Reports, (iv) unaudited interim financial statements, and (v) financial information necessary for the preparation of pro forma financial statements, with all such financial statements prepared in accordance with GAAP and to the extent applicable, Regulation S-X under the Securities Act, necessary for the Company to prepare and file timely (x) all reports and proxy or information statements required to be filed by the Company under the Exchange Act (including manually signed Auditor Reports required to be included in proxy or information statements and consents of EnerPath’s independent accountants for incorporation by reference of their Auditor Reports into all registration statements that incorporate the Company’s Exchange Act reports by reference) and (y) all registration statements to be filed by the Company under the Securities Act, including registration statements required to filed by the Amended and Restated Registration Rights Agreement and any and all registration statements on Form S-8 for the registration of securities now or in the future authorized by the Company for issuance under any “employee benefit plan” as such term is defined in Rule 405 promulgated under the Securities Act.(1)

5.5                               Receivables; Payables.

(a)                                 All accounts receivable of the Credit Parties have arisen from bona fide transactions in the ordinary course of business.

(b)                                 Except as set forth on Schedule 5.5(a), all accounts payable of the Credit Parties reflected on the financial statements provided to Purchasers are the result of bona fide transactions in the ordinary course of business and have been timely paid or will be timely paid in the ordinary course of business or are not yet due and payable (in all cases without any extensions of payment terms or waivers of penalties being sought or extended).  Schedule 5.5(b) sets forth all accounts payable aged over thirty (30) days after the due date for such account as of the Closing Date.

(1) NTD:  Under review by DBR.

5.6                                           Suppliers and Customers.  Schedule 5.6 sets forth a complete and accurate list of (a) the ten (10) largest suppliers of the Company, as measured by the dollar amount of purchases therefrom (determined on a consolidated basis for the nine-month period ended September 30, 2014), and (b) the ten (10) largest customers of the Company, as measured by the dollar amount of revenue therefrom (determined on a consolidated basis for the nine-month period ended September 30, 2014).  Since December 31, 2013, there has been no material adverse change in the business relationship or prospects of the Company with any customer or supplier listed on Schedule 5.6.  Since December 31, 2013, none of such customers or suppliers has canceled or terminated or, threatened to cancel or terminate (in writing), any Contract with the Company or its relationship with the Company.

5.7                                           Proprietary Rights.  Each Credit Party owns, or is licensed or has the right to use, all Proprietary Rights necessary for the conduct of its business as currently conducted, except as set forth on Schedule 5.7.  Other than as set forth on Schedule 5.7 no material claim has been asserted or is pending by any Person challenging or questioning the use of any Proprietary Right or the validity or effectiveness of any Proprietary Right, nor does the Company know of any valid basis for any such claim.  To the Company’s actual knowledge, neither the use of Proprietary Rights by the Credit Parties nor the continued operation of the Company’s businesses as presently conducted will infringe on, interfere with, impinge upon, misappropriate, or otherwise come into conflict with, any rights of any Person in any material respect.

5.8                                           Contracts.  Schedule 5.8 sets forth a list of all of the material Contractual Obligations of each Credit Party (which, for purposes of this Section 5.8, means Contractual Obligations which require, or are reasonably expected to result in, a payment equal to or in excess of an aggregate of $100,000 to or by a Credit Party in either the Company’s 2014 fiscal year or the Company’s 2015 fiscal year).  The Company has delivered or made available to Purchasers true and complete copies of all of the documentation evidencing such Contractual Obligations.  All such Contractual Obligations are in full force and effect and there is no breach or, to the Company’s actual knowledge, no anticipatory breach by any other party thereto.  No Credit Party is a party to any Contractual Obligation that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

5.9                                           Insurance.  Schedule 5.9 sets forth a true and complete list of all liability and other insurance policies insuring the Credit Parties against losses arising out of or related to the businesses of the Credit Parties and all key man life insurance policies owned or maintained by any Credit Party.  Each of the Credit Parties is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby.  The Credit Parties are each insured with reputable insurers, or benefit from such insurance maintained by any other Credit Party, against risks normally insured against by companies engaged in similar businesses and such policies are sufficient for compliance in all material respects with the requirements of applicable law.

5.10                                    Leases.

(a)                                 The Credit Parties enjoy peaceful and undisturbed possession under all leases material to the business of the Credit Parties and to which the Credit Parties are a party or under which the Credit Parties are operating.  All of such leases are valid and subsisting and no material default by the Credit Parties exists under any of them.

(b)                                 Each Credit Party has paid all payments required to be made by it under leases of real property (other than those, if any, disputed in good faith), and no landlord Lien has been filed, and, to the Knowledge of the Credit Parties, no claim is being asserted, with respect to any such payments.

5.11                                    Indebtedness.  Set forth on Schedule 5.11 is a true, correct and complete list of all Indebtedness of each Credit Party outstanding on the date hereof and immediately prior to the Closing Date, and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.  Each Credit Party and each Affiliate is in compliance with the terms and conditions of all other Indebtedness, in each case, to which such Person is a party.

5.12                                    Contingent Obligations.  Except as set forth on Schedule 5.12 or as reflected in the Company’s financial statements and the notes thereto, none of the Credit Parties is subject to or has incurred or assumed any Contingent Obligations material to the Company on a consolidated basis.

5.13                                    RESERVED

5.14                                    Litigation.  Except as set forth on Schedule 5.14, there are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against any Credit Party, except for matters that are fully covered by insurance (subject to existing deductibles disclosed to Purchasers prior to the Closing Date) as to which the applicable insurance company has acknowledged coverage or that are not material to the Company on a consolidated basis.

5.15                                    Compliance with Laws.  Each Credit Party has complied, and is in compliance, with all Requirements of Law in all material respects.  No Credit Party has received any written notice or, to the Knowledge of any Credit Party, oral notice, to the effect that it is not in compliance with any such Requirements of Law, nor is aware of any existing circumstances which (with or without notice or lapse of time) are likely to result in any material non-compliance.

5.16                                    Environmental Condition.  To the Company’s Knowledge, none of the Credit Parties’ properties or assets has ever been used in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of any Environmental Law.  To the Company’s Knowledge, no Credit Party has utilized any transporters or disposal facilities for the transport or disposal of Hazardous Materials.  To the Company’s Knowledge, none of the Credit Parties’ properties or assets has ever been designated pursuant to any Environmental Law as a Hazardous Materials release or disposal site.  None of the Credit Parties has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by the Credit Parties.  To the Company’s Knowledge, none of the Credit Parties has received a summons, citation, notice, directive, order or inquiry from the Environmental Protection Agency or any other federal, state or local governmental agency concerning any action or omission by any Credit Party resulting in the release or disposing of Hazardous Materials into the environment or with respect to the presence or release of Hazardous Materials on, under, in or from the Credit Parties’ properties or assets.  To the Company’s Knowledge, no Hazardous Materials are present on, in or under any Credit Parties’ properties or assets, except for any types or amounts of Hazardous Waste that do not require remediation, mitigation, monitoring or other control under any Environmental Law.

5.17                                    Labor Matters.

(a)                                 The Credit Parties have complied in all material respects with each Requirement of Law relating to the hiring, employment, termination, and classification of employees including, without limitation, provisions thereof relating to wages, overtime, hours, equal opportunity, mandatory or protected leaves of absence, meal and rest periods, record-keeping, collective bargaining and the payment of social security and other Taxes.  To the Knowledge of the Company, there are no labor relations problems being experienced by the Credit Parties (including any union organization activities, threatened or actual strikes or work stoppages, slowdowns or material grievances).

(b)                                 (i) No Credit Party is delinquent in payments to any employee for any wage, salary, commission, bonus or other compensation for any services performed by them to date, amounts required to be reimbursed to such employees, or amounts that must be paid to an employee upon termination of employment; (ii) there is no unfair labor practice complaint against any Credit Party pending before the National Labor Relations Board or any other Governmental Authority; (iii) no labor union currently represents the employees of any Credit Party; and (iv) no employee of any Credit Party has made a formal or, to the Knowledge of the Company, informal, complaint that, if true, would constitute a violation of a Requirement of Law, except in each case, where such delinquency, complaint or representation would not reasonably be expected to have a material adverse effect on the Credit Parties on a consolidated basis.

(c)                                  To the Company’s Knowledge, no employee of any Credit Party is bound by any agreement with any other Person that is violated or breached by such employee performing the services that he or she is currently performing for such Credit Party.  Except as expressly disclosed on Schedule 5.17(c), every employee of the Credit Parties is employed on an at-will basis and no employee has a Contract with the Credit Parties that would interfere with the ability of the Credit Parties to discharge any such employee.

(d)                                 To the actual knowledge of the Company’s Executive Officers, no current employee of any Credit Party is the subject of any SEC enforcement action or target in any criminal action related to the SEC investigation of the Company’s revenue recognition practices and financial reporting (the “SEC Matter”) or any other criminal matter involving any of the Credit Parties.

5.18                                    Employee Benefit Plans; ERISA.  This Section 5.18 will not apply to a Multiemployer Plan, except as expressly referred to herein.

(a)                                 Schedule 5.18 sets forth a true, correct and complete list of:

(i)                                     Each termination, change in control or severance agreement involving the Credit Parties, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding Fifty Thousand Dollars ($50,000), on the other hand;

(ii)                                  All employee benefit plans, as defined in ERISA Section 3(3); and

(iii)                               All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other benefits or compensation arrangements;

in each case of the foregoing clauses (i) through (iii), maintained or contributed to by each Credit Party for the benefit of its employees (or former employees) and/or their beneficiaries or under which a Credit Party may incur any liability.  All of these types of arrangements shall be collectively referred to as “Benefit Plans.”  An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because such Credit Party’s obligations under the plan arise by reason of its being a “successor employer” under applicable laws.  Furthermore, a Voluntary Employees’ Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

(b)                                 The Credit Parties have delivered to Purchasers a true and complete copy of the following documents, to the extent that they are applicable:

(i)                                     Each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Schedule 5.18 includes a description of any such amendment that is not in writing);

(ii)                                  The current summary plan description and all subsequent summaries of material modifications of each Benefit Plan;

(iii)                               The most recent Internal Revenue Service determination, opinion, or advisory letter for each Benefit Plan that is intended to qualify for favorable income Tax treatment under Section 401(a) or 501(c)(9) of the Code; and

(iv)                              The three (3) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan.

(c)                                  All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code, or any other applicable law have been timely made.  All other amounts that should be accrued to date as liabilities of the Credit Parties under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the Books and Records of the Credit Parties.  There will be no material liability of the Credit Parties (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

(d)                                 Each Benefit Plan has been operated at all times in material compliance with its terms, and materially complies currently, and has materially complied in the past, both in form and in operation, with all applicable laws, including ERISA and the Code.  The Internal Revenue Service has issued a favorable determination, opinion, or advisory letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and no event has occurred that would reasonably be expected to disqualify the plan.

(e)                                  The Credit Parties and any Person organized under the laws of the United States or operating therein that is or would be aggregated with the Credit Parties under Section 414(b), (c), (m), or (o) of the Code (an “ERISA Affiliate”) do not maintain any plan that provides (or will provide) medical, death or other welfare benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights.  The Credit Parties and each ERISA Affiliate have materially complied with all of the continuation coverage requirements of COBRA.

(f)                                   There are no investigations, proceedings, lawsuits or claims pending or, to the Knowledge of the Credit Parties, threatened relating to any Benefit Plan (other than routine claims for benefits).

(g)                                  The Credit Parties do not have any legally binding commitment to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to materially increase benefits to participants or the cost of maintaining the plan.  The benefits under all Benefit Plans have not been, and will not be materially increased subsequent to the date documents are provided to Purchasers, except in the ordinary course of business and consistent with competitive business standards.  To the Knowledge of the Credit Parties, no statement, either oral or written, has been made by any Credit Party to any Person regarding any Benefit Plan that is not in accordance with the Benefit Plan that could be reasonably be expected to have material adverse economic consequences to Purchasers.

(h)                                 None of the Persons performing services for the Credit Parties has been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

(i)                                     Except as set forth in Schedule 5.18(i), none of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of the transactions contemplated by this Agreement or (ii) would result in “excess parachute payments” (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of the transactions contemplated by this Agreement or (B) as a result of the consummation of the transactions contemplated by this Agreement and any additional or subsequent actions taken by the Credit Parties or Purchasers after the Closing Date.  Furthermore, the consummation of the transactions contemplated by this Agreement will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (e.g., contributions to a “rabbi trust”).

(j)                                    None of the assets of any Benefit Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any material surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

(k)                                 With respect to each Benefit Plan maintained or contributed to by the Credit Parties or their ERISA Affiliates that is subject to Title IV of ERISA:

(i)                                     No amount is due or owing from the Credit Parties or their ERISA Affiliates to the PBGC, other than a liability for premiums under ERISA Section 4007;

(ii)                                  All premiums under ERISA Section 4007 have been paid to the PBGC on a timely basis;

(iii)                               The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued benefit liabilities under each such plan did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then-current fair market value of the assets of the plan by a material amount;

(iv)                              No reportable events (within the meaning of ERISA Section 4043, but excluding those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived) have occurred;

(v)                                 There is no failure to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such plan, whether or not waived;

(vi)                              There is no material “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA, but excluding from the definition of “current value of assets” accrued but unpaid contributions); and

(vii)                           The Credit Parties and each ERISA Affiliate have made when due any “required installments” within the meaning of Section 430(j) of the Code and Section 303(j) of ERISA, whichever may apply.

(l)                                     None of the Credit Parties or their ERISA Affiliates has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan that remains unsatisfied, and no event has occurred, and there exists no condition or set of circumstances, that presents a material risk of the occurrence of any withdrawal (partial or otherwise) from, or, to the Knowledge of the Credit Parties, the partition, termination, reorganization, or insolvency of any Multiemployer Plan that could result in any material liability on behalf of any Credit Party to a Multiemployer Plan.  All contributions required to be made by the Company and its ERISA Affiliates to any Multiemployer Plan have been timely made.

(m)                             The aggregate liability of the Credit Parties and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent plan year of the Multiemployer Plan ended prior to the date hereof would not exceed a material amount.

(n)                                 No Termination Event has occurred or is reasonably expected to occur that, when taken together with all other such Termination Events, could reasonably be expected to result in material liability to any Credit Party.

5.19                        Taxes.

Except as set forth on Schedule 5.19:

(a)                                 Filing of Tax Returns.  Each Credit Party has duly and timely filed, giving effect to all extensions, (or has had duly and timely filed on its behalf) with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof.  All such Tax Returns filed are complete and accurate in all material respects.  No claim has ever been made in writing by an authority in a jurisdiction where any Credit Party does not file Tax Returns that such Credit Party is or may be subject to material taxation by that jurisdiction.

(b)                                 Payment of Taxes.  All material Taxes owed by each Credit Party (whether or not shown on any Tax Return) have been timely paid (other than Taxes not currently payable and Taxes subject to a bona fide dispute, which Taxes in either case have been adequately reserved).  The material unpaid Taxes of each Credit Party (i) did not, as of September 30, 2014, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company’s September 30, 2014 balance sheet (or any notes thereto), and (ii) will not, in the good-faith estimate of the Company, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company’s most recent balance sheet or in any notes thereto as of the Closing Date.  Each of the Credit Parties has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c)                                  Audits, Investigations, Disputes or Claims.  No material, unresolved deficiencies for Taxes have been claimed, proposed or assessed in writing by any taxing authority against any Credit Party.  There are no pending or, to the Knowledge of any Credit Party, threatened audits, investigations, disputes or claims or other actions for or relating to any liability for Taxes with respect to any Credit Party.  Audits of foreign, federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth in Schedule 5.19 and, except as set forth in such Schedule, no Credit Party nor any predecessor to any Credit Party has been notified in writing that any taxing authority intends to audit a Tax Return for any other period.  None of the Credit Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than waivers or extensions which are no longer in effect).  No power of attorney granted by any Credit Party with respect to any Taxes is currently in effect.

(d)                                 Liens.  There are no material Liens for Taxes (other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established) on any of the assets of any Credit Party or any shares of any Credit Party’s Capital Stock.

(e)                                  Tax Elections.  None of the Credit Parties has: (i) agreed, or is required, to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) made an election, or is required, to treat any of such Credit Party’s assets as Tax-exempt bond financed property or Tax-exempt use property within the meaning of Section 168(h) of the Code; (iii) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (iv) made or will make a consent dividend election under Section 565 of the Code; (v) made an election under Section 108(i) of the Code; or (vi) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

(f)                                   RESERVED

(g)                                  Other Entity Liability.  No Credit Party has any material liability for the Taxes of any Person (other than the Credit Parties) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

(h)                                 Tax Sharing Agreements.  There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements), other than Tax-sharing agreements or similar arrangements (including indemnity arrangements) (i) between Credit Parties or (ii) entered into in the ordinary course of business and not primarily related to Taxes, with respect to or involving any of the Credit Parties or any of their assets or business, and after the Closing Date, none of the Credit Parties, their assets or their business shall be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(i)                                     Partnerships, Single Member LLCs, CFCs and PHCs.  Except for its relationship with the other Credit Parties, no Credit Party (i) is subject to any material joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, (iii) is a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) and (iv) is a “passive foreign investment company” as defined in Section 1297 of the Code (or any similar provision of state, local or foreign law).  Each Credit Party is classified for U.S. federal and applicable state income tax purposes in the manner specified on Schedule 5.19.

(j)                                    No Withholding.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

(k)                                 International Boycott.  None of the Credit Parties have participated in or are participating in an international boycott within the meaning of Section 999 of the Code.

(l)                                     Permanent Establishment.  None of the Credit Parties has or has ever had a permanent establishment in any foreign country as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

(m)                             At no time during the five-year period ending on the date hereof was any Credit Party a “distributing corporation” or “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in any distribution intended to qualify under Section 355 of the Code.

(n)                                 The annual financial statement for the Company’s fiscal year 2013 provided to Purchasers referenced in Section 5.4(a) states the net operating loss carry-forwards as of December 31, 2013, such amounts so stated are correct in all material respects.  Except as described on Schedule 5.19(o), no ownership changes (as such term is used in Section 382 of the Code) have occurred or will occur as a result of the Transaction.

5.20                        Fraudulent Transfer.

(a)                                 Each Credit Party is, and after giving effect to the transactions contemplated hereby will be, solvent.

(b)                                 No transfer of Property is being made by any Credit Party and no obligation is being incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of the Credit Parties.

5.21                        Private Offering; Investment Company Act.

(a)                                 Within the past six (6) months, neither any Credit Party nor any Person acting on behalf of such Credit Party has, directly or indirectly, sold or offered for sale the Notes by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

(b)                                 Within the past six (6) months, neither any Credit Party nor any Person acting on behalf of such Credit Party has, directly or indirectly, sold or offered for sale to, or otherwise approached or negotiated in respect thereof with, any Person the Notes except as contemplated by this Agreement, and neither any Credit Party nor any Person acting on its behalf (other than Purchasers and their Affiliates) will sell or offer for sale to any Person any preferred stock or other similar security of the Company to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of the Notes within the registration provisions of Section 5 of the Securities Act.  The offer and sale of the Notes pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.

(c)                                  None of the Credit Parties is, and the issuance and sale of the Notes pursuant to this Agreement will not cause any Credit Party to be, an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act.

5.22                                    Federal Regulations.  No part of the proceeds of the Notes will be used for purchasing or carrying any “margin stock” (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Credit Party in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T.  No Indebtedness being reduced or retired out of the proceeds of the Notes was or will be incurred for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U).  None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of Regulation T, Regulation U or Regulation X.

5.23                                    Material Adverse Change.  Since December 31, 2013, there has been no development or event that has had or would reasonably be expected to result in a Material Adverse Change.

5.24                                    No Undisclosed Liabilities.  No Credit Party has any liability and to the Company’s Knowledge, there is no basis for any present or future action or order against such Credit Party, giving rise to any material liability of the type or nature required under GAAP to be reflected on the Company’s financial statements, except for (a) liabilities quantified on the face of the September 30, 2014 balance sheet (rather than in any notes thereto) and not heretofore paid or discharged, and (b) liabilities that have arisen in the ordinary course of business since September 30, 2014, which liabilities are not material individually or in the aggregate (none of which liabilities has arisen from any breach or violation of a Contractual Obligation or Requirement of Law).

5.25                                    Transactions with Affiliates.  Schedule 5.25 describes all transactions since January 1, 2013 in which any Credit Party has, directly or indirectly, paid any funds to or for the account of, extended credit to, made any investment (whether by acquisition of Equity Securities or Indebtedness, by loan, advance, transfer of Property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any debt, or otherwise) in, leased, sold, transferred or otherwise disposed of any Property, tangible or intangible, to, or participated in, or effected any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (which, for purposes of this Section 5.25 shall include any of such Credit Party’s Executive Officers, directors or beneficial owners of 5% or more of the Common Stock of the

Company, determined in accordance with Rule 13d-3 promulgated under the Exchange Act), including, without limitation, the amount and material terms of any such transaction.

5.26                                    Company SEC Documents.  Since January 1, 2011, the Company has filed the Company SEC Documents set forth on Schedule 5.26.  As of their respective dates and except with respect to the SEC Matter, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  With respect to the SEC Matter, the Company SEC Documents, as amended or revised, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document which was filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments.

5.27                                    Brokerage Fees.  No Credit Party has utilized the services of any broker or finder in connection with obtaining financing from Purchasers under this Agreement and no such Person is or will be entitled to any payment or consideration as a result of obtaining financing from Purchasers under this Agreement, including, without limitation, any brokerage commissions, finder’s fees or bonuses to employees, officers, managers, directors or Affiliates of any of the foregoing in connection with such financing.

5.28                                    Registration Rights.  Except as set forth on Schedule 5.28 and such registration rights as shall be granted to Purchasers as set forth in the Amended and Restated Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

5.29                                    Foreign Corrupt Practices.  None of the Credit Parties, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of any Credit Party has, in the course of its actions for, or on behalf of, any Credit Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.30                                    OFAC. None of the Credit Parties nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any Credit Party, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department an (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.31                                    No Encumbrances.  Each Credit Party has good, indefeasible and marketable title to its Collateral and its assets, free and clear of any Liens except for Permitted Liens.  There are no Permitted Liens except as set forth on Schedule 5.31.

5.32                                    Location of Collateral; Chief Executive Office; FEIN.  The location of the Collateral of each Credit Party is located at the address(es) indicated on Schedule 5.32.  The chief executive office of each Credit Party is located at the address indicated on Schedule 5.32 and each Credit Party’s FEIN is identified in Schedule 5.32.  Each Credit Party is a “registered organization” within the meaning of Section 9-307 of the UCC, and its jurisdiction or organization is identified next to the name of such Credit Party on Schedule 5.32.

5.33                                    Deposit Accounts; Powers of Attorney.  Set forth on Schedule 5.33 are all of the deposit accounts of each Credit Party, including, with respect to each depository (a) the name and address of that depository, and (b) the account numbers of the accounts maintained with such depository.  No power of attorney granted by any Credit Party is currently in effect.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser hereby represents and warrants as follows:

6.1                                           Due Organization.  It is duly organized and existing in good standing under the laws of the jurisdiction of its organization.

6.2                                           Authorization; No Contravention.  The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:  (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Governing Documents; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree relating to it except where such violation would not reasonably be expected to prohibit or place limitations on the consummation of the Transaction.

6.3                                           Binding Effect. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.4                                           Purchase for Own Account.

(a)                                 It is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and is acquiring the Note for its own account and not with a view to any distribution thereof or with any present intention of offering or selling the Note in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Note unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act and in compliance with applicable state and other securities laws; and

(b)                                 It has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note and it is capable of bearing the economic risks of such investment and can afford an entire loss on its investment and acknowledges that the Note, as of the date hereof, has not been registered under the Securities Act or the securities laws of any state or other jurisdiction.

6.5                                           Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required on the part of the Purchaser in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

6.6                                           Brokers.  Purchaser has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any other Transaction Document or any of the transactions contemplated hereby or thereby.

6.7                                           Financing.  Purchaser will have, at Closing, the funds necessary to consummate the Transaction and will not need financing to consummate the Transaction.

6.8                                           No Prior Short Selling. Purchaser has not, directly or indirectly, through its agents, representatives or affiliates, engaged in or effected, in any manner whatsoever, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, (ii) hedging transaction, which established a net short position with respect to the Common Shares or any other equity security of the Company or (iii) other transaction that involved hedging Purchaser’s position in any equity security of the Company.

ARTICLE 7

INDEMNIFICATION

7.1                               Indemnification.

(a)                                 In addition to all other sums due hereunder or provided for in this Agreement or in the other Transaction Documents, the Company shall pay, indemnify, defend, and hold Purchasers and their Affiliates, and each of their respective officers, directors, partners, trustees, members, advisors (including, without limitation, attorneys, accountants and financial advisors), employees, agents, attorneys-in-fact and controlling persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, losses, damages, and all reasonable attorneys’ fees and disbursements and other costs and expenses actually incurred in connection therewith, whether or not brought by a third party (collectively “Claims”), at any time asserted against, imposed upon, or incurred by any Indemnified Person in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement or any of the other Transaction Documents, or the transactions contemplated hereby or thereby, including, without limitation, any breach of any representation, warranty, covenant or agreement made by any Credit Party in this Agreement or any of the other Loan Documents, including without limitation, any Claims in respect of any brokerage commissions or finder’s fees incurred by the Credit Parties in connection with the transactions contemplated by this Agreement (all such liabilities, the “Indemnified Liabilities”).

(b)                                 The foregoing to the contrary notwithstanding, the Company shall have no obligation to any Indemnified Person under this Section 7.1 with respect to any Indemnified Liability that a court of appropriate jurisdiction in a final and non-appealable determination determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person (such determination being hereinafter referred to as a “Final Gross Negligence Determination”).  In addition, Indemnified Liabilities shall not include Claims (i) for which the Company is not required to provide indemnification pursuant to the proviso in the first sentence of Section 5(a) of the Amended and Restated Registration Rights Agreement, or (ii) that arise solely from the failure of any Indemnified Person to file any report required under Section 13(d), Section 13(f) or Section 16(a) of the Exchange Act or regulations promulgated under any such statutes) or alleging a violation of Section 16(c) of the Exchange Act.  The maximum aggregate amount of Indemnified Liabilities that Purchasers can receive under this Agreement or pursuant to any claim arising under this Agreement is limited to the Purchase Price (without giving effect to the reduction set forth in Section 2.2) plus any fees and expenses referred to in Section 7.1(a) incurred in connection with such Indemnified Liabilities. For the avoidance of doubt, Fees and Expenses payable or paid pursuant to Section 2.2 by the Company are not to be included in the foregoing calculation or limitation).

(c)                                  The parties agree that reasonable attorneys’ fees and costs shall be paid to the prevailing party by the non-prevailing party in any action brought under this Article 7.  This Article 7 shall survive the termination of this Agreement.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Company was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Company with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

(d)                                 SUBJECT TO SECTION 7.1(b), THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 7 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

7.2                                           Procedure; Notification.  Each Indemnified Person under this Article 7 will, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Person in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof.  The failure of any Indemnified Person so to notify the Company of any such action shall not relieve it from any liability which it may have to such Indemnified Person unless, and only to the extent that, such failure results in the Company’s legal position being prejudiced or it results in a forfeiture of substantive rights or defenses.  In case any such Claim shall be brought against any Indemnified Person and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to the Indemnified Persons; provided, however, that any Indemnified Person may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any third party Claim in which the Company and an Indemnified Person is, or is reasonably likely to become, a party, such Indemnified Person shall have the right to employ separate counsel at the Company’s expense (and the Company shall reasonably promptly reimburse the Indemnified Person for such reasonable expense upon presentation of invoices therefor (it being further agreed that the Indemnified Person shall return such reimbursement amounts if there is a Final Gross Negligence Determination against such Indemnified Person)) and to control its own defense of such Claim if the named parties to any such Claim (including any impleaded parties) include both the Company and the Indemnified Person and if, in the reasonable opinion of counsel to such Indemnified Person, the Company and the Indemnified Person have conflicting interests with respect to such Claim based on one or more material legal defenses available to such Indemnified Person that are inconsistent with those available to the Company (other than differing interests associated with the Company’s obligation to indemnify), in which cases the reasonable fees and expenses of one counsel plus, if applicable, one local counsel, of the Indemnified Person shall be paid by the Company on a timely basis.  The Company agrees that it will not (nor shall any Credit Party), without the prior written consent of Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Person is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of Purchaser and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.  The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, in equity, by separate agreement or otherwise.

7.3                                           Effect of Investigation.  The representations, warranties and covenants of the Credit Parties, and any Indemnified Person’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Person (including by any of its Representatives).

ARTICLE 8

COVENANTS

8.1                                           Purchaser’s Covenant Not to Convert Note in Excess of Share Cap.

(a)                                 Each Purchaser hereby covenants that it shall not convert any principal amount of a Note representing on a converted basis, an amount in excess of such Purchaser’s pro rata share (based on the original principal amount of its Note divided by the Purchase Price) of 19.99% of the Company’s outstanding Common Shares as of the Closing Date unless and until the Company obtains the approval of its stockholders (the “Stockholder Approval”) as required by the applicable Marketplace Rules of NASDAQ for full conversion rights of the Notes without the limitations set forth in the Notes that apply prior to Stockholder Approval and any and all other matters required by the applicable Marketplace Rules of NASDAQ in connection with the offer, sale, issuance or delivery of the Notes in accordance with this Agreement or the performance by the Company of its obligations under this Agreement and the Transaction Documents.

(b)                                 In the event that a Purchaser shall sell or otherwise transfer any of its Note, the restrictions of the prior sentence shall apply to such transferee and no such transfer shall be made unless the transferee agrees to be bound thereby.

(c)                                  The Company covenants to cause the Stockholder Approval to become effective as soon as reasonably practicable.  The Company shall prepare and file with the SEC on or before April 14, 2015 an information statement on Schedule 14C (as amended or supplemented, the “Information Statement”), and, after receiving and reasonably promptly responding to any comments of the SEC thereon, shall promptly mail the Information Statement to the stockholders of the Company in accordance with the requirements of the rules promulgated under Section 14(c) of the Exchange Act. The Company shall comply in all material respects with Section 14(c) of the Exchange Act and the rules promulgated thereunder in relation to the Information Statement, and the Information Statement shall not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to Stockholder Approval which has become false or misleading; provided that the Company shall not be responsible for any information (i) provided by any Purchaser for inclusion in the Information Statement and relied upon by the Company in good faith, or (ii) required to be provided by any Purchaser for inclusion in the Information Statement pursuant to Section 8.1(e) but not so provided.  For the avoidance of doubt, no failure of the Company to seek or obtain the Stockholder Approval shall entitle the Purchasers or any holder of the Notes to any right of rescission or cash settlement.

(d)                                 If for any reason the Stockholder Approval by written consent of the stockholders is withdrawn or otherwise cannot become effective twenty (20) calendar days after mailing the Information Statement, the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), which meeting shall occur not later than June 15, 2015 (the “Stockholders Meeting Deadline”) (and shall use its commercially reasonable efforts to call the Stockholders Meeting prior to May 14, 2015, for the purpose of seeking Stockholder Approval.  In connection therewith, a reasonable period of time prior to the Stockholders Meeting Deadline, the Company shall prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and reasonably promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. The Company shall comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading; provided that the Company shall not be responsible for any information (i) provided by any Purchaser for inclusion in the Proxy Statement and relied upon by the Company in good faith, or (ii) required to be provided by any Purchaser for inclusion in the Proxy Statement pursuant to Section 8.1(e) but not so provided.

(e)                                  Each Purchaser shall promptly furnish in writing to the Company such information relating to such Purchaser and its investment in the Company as the Company may reasonably request for inclusion in the Information Statement or the Proxy Statement.

(f)                                   Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the matters to be submitted for Stockholder Approval (the “Company Board Recommendation”).  The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duties to the Company’s stockholders. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall take all action necessary to obtain Stockholder Approval and file and mail the Information Statement or the Proxy Statement as soon as reasonably practicable and, in any event, no later than the dates set forth in Section 8.1(c) or 8.1(d), as the case may be.

8.2                                           Legends. In addition to any other legend required or permitted hereby, the Notes shall bear a legend substantially similar to the following:

“THIS SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE SUBORDINATED TO PERMITTED SENIOR INDEBTEDNESS INCURRED SUBSEQUENT TO THE DATE OF THIS NOTE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THIS NOTE, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY SUCH SUBORDINATION PROVISIONS.”

8.3                                           No Short Selling. Each Purchaser hereby covenants that it shall not, directly or indirectly, through its agents, representatives or affiliates, engage in or effect, in any manner whatsoever, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, (ii) hedging transaction, which establishes a net short position with respect to the Common Shares or any other equity security of the Company or (iii) other transaction that involves hedging Purchaser’s position in any equity security of the Company.

8.4                                           Competitors.  Each Purchaser hereby covenants that it shall not, directly or indirectly, through its agents, representatives or affiliates transfer all or any portion of a Note or the Common Shares into which such Note is convertible (collectively, the “Securities”) to a competitor of the Company, other than through transfers on the open market; provided, however, that this Section 8.4 shall not apply following the Sale Outside Date (as defined in the Amended and Restated Shareholder Rights Agreement).  For the avoidance of doubt, this Section 8.4 shall not apply to transfers of the Securities to competitors in connection with a sale, merger or other business combination of the Company.

8.5                                           Confidentiality.  Purchaser hereby covenants that it, and its affiliates, shall keep confidential and shall not directly or indirectly disclose to any third party or, from and after the date hereof, use, any confidential or proprietary information or trade secret relating to the Company or to any Credit Party (collectively, the “Confidential Material”); provided, however, that “Confidential Material” shall not include any of the foregoing that is or becomes generally available to the public other than as a result of any breach of any (i) obligation of confidentiality owed by Purchaser or any of its affiliates to the Company, (ii) is or becomes available to Purchaser on a non-confidential basis from a source that, to the Purchaser’s Knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is or has been independently developed by Purchaser without the use of any Confidential Material.  Notwithstanding the foregoing, if Purchaser, or any of its affiliates, is required in the course of judicial or administrative proceedings or governmental inquiries to disclose any Confidential Material, the disclosing party shall before any such disclosure give the Company prompt written notice so that the Company may seek an appropriate protective order and/or waive the disclosing party’s compliance with the confidentiality provisions of this Section 8.5.

8.6                                           Further Assurances.  Each Credit Party shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Collateral Agent or Purchasers may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Transaction Documents or more fully perfecting or renewing the rights of Collateral Agent or Purchasers with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Credit Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by Collateral Agent or Purchasers of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Credit Party will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Collateral Agent or Purchasers may be required to obtain from such Credit Party for such governmental consent, approval, recording, qualification or authorization.  Without limiting the generality of this Section 8.6, each Credit Party shall perform each obligation required to be performed by such Credit Party under the Loan Documents to which it is a party.

ARTICLE 9

RIGHTS AND REMEDIES ON EVENTS OF DEFAULT

9.1                                           Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default (as defined in the Notes) (other than an Event of Default with respect to any Credit Party described in Section 5(a)(5) of the Note with respect to certain bankruptcy events, in which event, automatically the Obligations shall immediately be due and accelerated and the Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically become immediately become due and payable with no further act of any holder of the Notes), and at any time thereafter during the continuance of such Event of Default, Collateral Agent may or, at the direction of the Required Lenders, shall, by notice to the Company, do any one or more of the following, all of which are authorized by the Credit Parties:

(a)                                 Declare all Obligations, whether evidenced by this Agreement or otherwise, immediately due and payable; provided, that in the event of an acceleration of any Note prior to the final maturity of such Note, the amount due and owing shall be the Redemption Price;

(b)                                 Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Purchasers, but without affecting any of Collateral Agent’s Liens in the Collateral and without affecting the Obligations;

(c)                                  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable (without incurring any liability to the Credit Parties), and in such cases, Collateral Agent will distribute to the Company only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Fees and Expenses incurred or expended in connection therewith and, at the option of Collateral Agent, after application to the Obligations; provided, that this remedy shall only be available if the Default or Event of Default is monetary in nature or arises under Section 5 of the Note;

(d)                                 Cause any Credit Party to hold all returned Inventory or Equipment in trust for Collateral Agent, segregate all returned Inventory or Equipment from all other assets of the Credit Parties or in the Credit Parties’ possession and conspicuously label said returned Inventory or Equipment as the property of Collateral Agent;

(e)                                  Without notice to or demand upon any Credit Party, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interests in the Collateral.  Each Credit Party agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent at a place that Collateral Agent may designate which is reasonably convenient to the parties.  Each Credit Party authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Collateral Agent’s reasonable determination appears to conflict with Collateral Agent’s or Purchasers’ Liens and to pay all reasonable expenses incurred in connection therewith and to charge the Credit Parties therefor.  With respect to any of the Credit Parties’ owned or leased premises, each Credit Party hereby grants to Collateral Agent for the benefit of Purchasers a non-exclusive royalty free license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Collateral Agent’s or Purchasers’ rights or remedies provided herein, at law, in equity, or otherwise;

(f)                                   Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein or in any Security Document) the Collateral;

(g)                                  Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Credit Parties’ premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(h)                                 Collateral Agent shall give notice of the disposition of the Collateral as follows:

(i)                                     Collateral Agent shall give the Company (for the benefit of the applicable Credit Party) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

(ii)                                  The notice shall be provided to the Company as set forth in Section 11.2, at least ten (10) days before the earliest time of disposition set forth in the notice (and each party hereto agrees that such notice will be deemed reasonable notice); provided, that no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(i)                                     Collateral Agent or Purchaser may credit bid and purchase at any public sale;

(j)                                    Collateral Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(k)                                 Collateral Agent and Purchaser shall have all other rights and remedies available to Collateral Agent or Purchaser under this Agreement, any other Loan Document or at law or in equity; and

(l)                                     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Credit Parties.  Any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent (for the benefit of the applicable Credit Party).

9.2                               No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Collateral Agent or any Purchaser, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity.

ARTICLE 10

COLLATERAL AGENT

10.1            Appointment, Authority and Duties of Collateral Agent.

(a)                                 Appointment and Authority.  Each Purchaser appoints and designates Collateral Agent as Collateral Agent hereunder.  Collateral Agent may, and each Purchaser authorizes Collateral Agent to, enter into all Transaction Documents to which Collateral Agent is intended to be a party and accept all Security Documents, for Collateral Agent’s benefit and the pro rata benefit of each Purchaser.  Each Purchaser agrees that any action taken by Collateral Agent in accordance with the provisions of the Transaction Documents, and the exercise by Collateral Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon such Purchaser.  Without limiting the generality of the foregoing, Collateral Agent shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for such Purchaser with respect to all payments and collections arising in connection with the Transaction Documents (other than payments under any Note before an Event of Default), though it is under no duty to act as such a disbursing or collateral agent; (ii) execute and deliver as Collateral Agent each Transaction Document, including any intercreditor or subordination agreement, and accept delivery of each Transaction Document from the Company or any other Person; (iii) act as collateral agent for such Purchaser for purposes of perfecting and administering Liens under the Transaction Documents, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral; and (v) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral under the Transaction Documents, Requirements of Law or otherwise.  The duties of Collateral Agent shall be ministerial and administrative in nature, and the Transaction Documents establish no fiduciary relationship of Collateral Agent to any Purchaser, any Credit Party, or any other Person, by reason of any Transaction Document or any transaction relating thereto.

(b)                                 Duties.  Collateral Agent shall not have any duties except those expressly set forth in the Transaction Documents.  The conferral upon Collateral Agent of any right shall not imply a duty on Collateral Agent’s part to exercise such right, unless instructed to do so by a Purchaser or the Required Lenders, as applicable, in accordance with this Agreement.

(c)                                  Collateral Agent Professionals.  Collateral Agent may perform its duties through agents and employees.  Collateral Agent may consult with and employ Collateral Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by a Collateral Agent Professional.

(d)                                 Instructions of Purchasers.  The rights and remedies conferred upon Collateral Agent under the Transaction Documents may be exercised without the necessity of joinder of any other party, unless required by Requirements of Law.  Collateral Agent may request instructions from a Purchaser with respect to any act (including the failure to act) in connection with any Transaction Document, and may seek assurances to its satisfaction from a Purchaser of its indemnification obligations under Section 10.7 against all Claims that could be incurred by Collateral Agent in connection with any act.  Collateral Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Collateral Agent shall not incur liability to any Person by reason of so refraining.  In no event shall Collateral Agent be required to take any action that, in its opinion, is contrary to Requirements of Law or any Transaction Documents or could subject any Collateral Agent Indemnitee to personal liability.

10.2                                    Priority of Liens; Application of Proceeds of Collateral.  All proceeds of Collateral received by Collateral Agent shall be applied as follows:

(a)                                 first, ratably to pay any expenses due to Collateral Agent or Purchasers (including, without limitation, the reasonable costs and expenses paid or incurred by Collateral Agent or Purchasers to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to Collateral Agent or any of the Purchasers under the Transaction Documents, until paid in full;

(b)                                 second, ratably to pay any fees or premiums then due to Collateral Agent or the Purchasers under the Transaction Documents, until paid in full;

(c)                                  third, ratably to pay interest due in respect of the Obligations then due to any of the Purchasers, until paid in full;

(d)                                 fourth, ratably to pay the principal amount of all Obligations then due to any of the Purchasers, until paid in full;

(e)                                  fifth, ratably to pay any other Obligations then due to any of the Purchasers; and

(f)                                   sixth, to Credit Parties or such other Person entitled thereto under applicable law.

10.3            Agreements Regarding Collateral and Field Examination Reports.

(a)                                 Lien Releases; Care of Collateral.  Each Purchaser authorizes Collateral Agent to release any Lien with respect to any Collateral (i) upon payment in full of the Obligations; (ii) that is the subject of an Asset Disposition which the Company certifies in writing to Collateral Agent is a Permitted Disposition or a Lien which the Company certifies is a Permitted Lien entitled to priority over Collateral Agent’s Liens (and Collateral Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) with the written consent of such Purchaser.  Each Purchaser authorizes Collateral Agent to subordinate its Liens to any purchase money Lien permitted hereunder.  Collateral Agent shall have no obligation to assure that any Collateral exists or is owned by any Credit Party, or is cared for, protected or insured, nor to assure that Collateral Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

(b)                                 Possession of Collateral.  Collateral Agent and each Purchaser appoint each Purchaser as agent (for the benefit of Collateral Agent and Purchasers) for the purpose of perfecting Liens in any Collateral held or controlled by such Purchaser, to the extent such Liens are perfected by possession or control.  If any Purchaser obtains possession or control of any Collateral, it shall notify Collateral Agent thereof and, promptly upon Collateral Agent’s request, deliver such Collateral to Collateral Agent or otherwise deal with it in accordance with Collateral Agent’s instructions.

10.4                        Reliance By Collateral Agent.  Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, facsimile or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Collateral Agent Professionals.

10.5                                    Action Upon Default.  Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Purchaser, the Company or any other Credit Party specifying the occurrence and nature thereof.  If a Purchaser acquires knowledge of a Default or Event of Default, then it shall promptly notify Collateral Agent thereof in writing.  Each Purchaser agrees that, except as otherwise provided in any Transaction Document or with the written consent of Collateral Agent, it will not take any enforcement or collection action, accelerate Obligations under any Transaction Documents, or exercise any right that it might otherwise have under Requirements of Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, Purchasers may take action to preserve or enforce their rights against a Credit Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by a Purchaser, including the filing of proofs of claim in an Insolvency Proceeding.

10.6                                    Ratable Sharing.  If a Purchaser obtains any payment or reduction of any Obligation under any Note, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a pro rata basis, then such Purchaser shall forthwith purchase from Collateral Agent such participations in the affected Obligation as are necessary to cause the purchasing Purchaser to share the excess payment or reduction on a pro rata basis.  If any of such payment or reduction is thereafter recovered from the purchasing Purchaser, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.7                        Indemnification of Collateral Agent Indemnitees.  EACH PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS COLLATERAL AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE CREDIT PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF THE CREDIT PARTIES UNDER ANY TRANSACTION DOCUMENT), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY COLLATERAL AGENT INDEMNITEE; PROVIDED, THAT THE CLAIM RELATES TO OR ARISES FROM A COLLATERAL AGENT INDEMNITEE ACTING AS OR FOR COLLATERAL AGENT (IN ITS CAPACITY AS COLLATERAL AGENT).  In Collateral Agent’s discretion, it may reserve for any such Claims made against a Collateral Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Purchaser.  If Collateral Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Collateral Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including reasonable attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Collateral Agent by each Purchaser to the extent of its pro rata share.

10.8                        Limitation on Responsibilities of Collateral Agent.  Collateral Agent shall not be liable to any Purchaser for any action taken or omitted to be taken under the Transaction Documents, except for losses directly and solely caused by Collateral Agent’s gross negligence or willful misconduct.  Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by any Credit Party or any Purchaser of any obligations under the Transaction Documents.  Collateral Agent does not make to Purchasers any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Transaction Documents, any Credit Party.  No Collateral Agent Indemnitee shall be responsible to any Purchaser for:  (a) any recitals, statements, information, representations or warranties contained in any Transaction Documents; (b) the execution, validity, genuineness, effectiveness or enforceability of any Transaction Document; (c) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; (d) the validity, enforceability or collectability of any Obligations; or (e) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.  No Collateral Agent Indemnitee shall have any obligation to any Purchaser to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Credit Party of any terms of the Transaction Documents, or the satisfaction of any conditions precedent contained in any Transaction Document.

10.9            Successor Collateral Agent and Co-Collateral Agents.

(a)                                 Resignation; Successor Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving at least 30 days written notice thereof to Purchasers and the Company.  Upon receipt of such notice, Purchasers shall have the right to appoint by affirmative vote or written consent of the Required Lenders a successor Collateral Agent, which shall be (i) a Purchaser or an Affiliate of a Purchaser or (ii) a commercial bank that is organized under the laws of the United States or any state or district thereof and has a combined capital surplus of at least $200,000,000.  If no successor agent is appointed prior to the effective date of the resignation of Collateral Agent, then Collateral Agent may appoint a successor agent.  Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Collateral Agent without further act, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in ARTICLE 7 and Section 10.7.  Notwithstanding any Collateral Agent’s resignation, the provisions of this Article 10 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Collateral Agent.  Any successor to Collateral Agent by merger or acquisition of equity or its interests in any Note shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

(b)                                 Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of Requirements of Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Collateral Agent believes that it may be limited in the exercise of any rights or remedies under the Transaction Documents due to Requirements of Law, Collateral Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  Collateral Agent shall provide Company written notice of any such appointment.  If Collateral Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Collateral Agent under the Transaction Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Collateral Agent.  Each Purchaser shall execute and deliver such documents as Collateral

Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all of the rights and remedies of such agent, to the extent permitted by Requirements of Law, shall vest in and be exercised by Collateral Agent until appointment of a new agent in accordance herewith.

(c)                                  Events of Default.  During an Event of Default, Purchasers shall have the right to appoint a new Collateral Agent by affirmative vote or written consent of the Required Lenders.  Collateral Agent shall provide Company written notice of any such appointment.  Such new Collateral Agent need not be a holder of any Note.

10.10                 Due Diligence and Non-Reliance.  Each Purchaser acknowledges and agrees that it has, independently and without reliance upon Collateral Agent, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Credit Party and its own decision to enter into this Agreement and to purchase the Note.  Each Purchaser has made such inquiries concerning the Transaction Documents, the Collateral, each Credit Party, as such Purchaser feels necessary.  Each Purchaser further acknowledges and agrees that Collateral Agent has made no representations or warranties concerning any Credit Party, any Collateral or the legality, validity, sufficiency or enforceability of any Transaction Document or the Obligations.  Each Purchaser will, independently and without reliance upon Collateral Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in purchasing its Note, and in taking or refraining from taking any action under any Transaction Document.  Collateral Agent shall furnish to Purchasers any notices, reports or certificates furnished to Collateral Agent by the Company or any other Credit Party insofar as such notices, reports or certificates relate to this Agreement, the Transactions or the transactions contemplated hereby or thereby.  Except for the foregoing, Collateral Agent shall have no duty or responsibility to provide Purchasers with any notices, reports or certificates furnished to Collateral Agent by any Credit Party or any credit or other information concerning the affairs, financial condition, business or properties of any Credit Party (or any of its Affiliates) which may come into possession of Collateral Agent or any of Collateral Agent’s Affiliates.

10.11                 Recovery of Payments.  If Collateral Agent pays any amount to Purchasers in the expectation that a related payment will be received by Collateral Agent from a Credit Party and such related payment is not received, then Collateral Agent may recover such amount from such Purchasers.  If Collateral Agent determines at any time that an amount received under any Transaction Document must be returned to a Credit Party or paid to any other Person pursuant to Requirements of Law or otherwise, then, notwithstanding any other term of any Transaction Document, Collateral Agent shall not be required to distribute such amount to Purchasers.  If any amounts received and applied by Collateral Agent to any Obligations are later required to be returned by Collateral Agent pursuant to Requirements of Law, Purchasers shall pay to Collateral Agent, on demand, each Purchaser’s pro rata share of the amounts required to be returned.

10.12                 Collateral Agent in its Individual Capacity.  As a Purchaser, Collateral Agent shall have the same rights and remedies under the other Transaction Documents as any other Purchaser.  Each of Collateral Agent and its Affiliates may invest in, lend money to, serve as financial or other advisor to, and generally engage in any kind of business with, the Credit Parties, and their Affiliates, as if Collateral Agent were any other financial advisor or institution, without any duty to account therefor (including any fees or other consideration received in connection therewith) to any other Purchaser.  In their individual capacities, Collateral Agent and its Affiliates may receive information regarding the Credit Parties or their Affiliates, and Collateral Agent and its Affiliates shall be under no obligation to provide such information to any other Purchaser if acquired in such individual capacity and not as Collateral Agent hereunder.

10.13                 No Third Party Beneficiaries.  This ARTICLE 10 is an agreement solely among Purchasers and Collateral Agent, and shall survive full payment of the Obligations.  This ARTICLE 10 does not confer any rights or benefits upon any Credit Party or any other Person.  As between any Credit Party, on the one hand, and Collateral Agent, on the other hand, any action that Collateral Agent may take under any Transaction Document or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Purchasers.

ARTICLE 11

MISCELLANEOUS

11.1                                    Survival of Representations and Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of Purchaser, and the acceptance of the Note and payment therefor, for a period of ninety (90) days after filing of the Company’s Form 10-K for fiscal year 2015 that includes audited financial statements for fiscal year 2015.

11.2                                    Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile or e-mail (with receipt confirmed), courier service or personal delivery:

(a)                                 if to Purchaser:

Bison Capital Partners IV, L.P.
780 Third Avenue, 30th Floor

New York, NY 10017
Facsimile:  646-590-9021
Attention:  Andreas Hildebrand

with a copy to (which shall not constitute notice to Purchaser):

Sheppard Mullin Richter & Hampton LLP
12275 El Camino Real #200

Del Mar, CA 92130
Facsimile No.:                   858-847-4871
Attention:  John D. Tishler, Esq.

(b)                                 if to the Company:

Lime Energy Co.
16810 Kenton Drive, Suite 240

Huntersville, NC 28078

Facsimile No.: 732-791-5381

Attention: Adam Procell

with a copy to (which shall not constitute notice to the Company):

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103
Facsimile No.:   215-988-2770
Attention: Stephen T. Burdumy and Christopher B. Berendt

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; or when sent, if sent via facsimile during the recipient’s normal business hours with confirmation of sending.

11.3                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws, Purchaser (and its permitted assigns) may assign any of its rights under any of the Transaction Documents to any Person in connection with the private sale of a Note or the Common Shares into which a Note has converted to any Person; provided that such assignee becomes a party to the Amended and Restated Shareholder Rights Agreement, as in effect at the time of such assignment, in connection with such assignment (or such assignment shall be void).  The Company may not assign any of its rights, nor delegate any of its obligations, under this Agreement without the prior written consent of Purchaser (which may be withheld in its sole discretion), and any such purported assignment or delegation by the Company without the written consent of Purchaser shall be void and of no effect.  Except as provided in ARTICLE 7 with respect to the Indemnified Persons and Section 10.7 with respect to Collateral Agent Indemnities, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

11.4                        Amendment and Waiver.

(a)                                 No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given.  Notwithstanding the foregoing, an amendment, supplement, modification or waiver of ARTICLE 9 may be made or given in writing and signed by the Required Lenders, Collateral Agent and the Company, and an amendment, supplement, modification or waiver of ARTICLE 10 may be made or given in writing and signed by the Required Lenders and Collateral Agent.  No amendment, supplement or modification of or to any provision of this Agreement or any of the other Transaction Documents, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company, any of its Subsidiaries or any other Credit Party in any case shall entitle the Company, any such Subsidiary or any such other Credit Party to any other or further notice or demand in similar or other circumstances.

11.5                                    Signatures; Counterparts.  Electronic transmissions of any executed original document and/or retransmission of any executed electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.6                                    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.7                                    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW OR CHOICE OF LAW PRINCIPLES.

11.8                                    Jurisdiction.  Any governmental, judicial or adversarial proceeding (public or private), litigation, suits, arbitration, disputes, demands, claims, actions, causes of action or investigations (collectively, “Proceedings”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the U.S. District Court for the District of Delaware (or, if subject matter jurisdiction is unavailable, in the state courts of the State of Delaware), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein.  Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.  Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to on the signature pages hereto together with written notice of such service to such party, shall be deemed effective service of process upon such party.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY

JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS AGREEMENT.

11.10                             Severability.  If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

11.11                             Entire Agreement.  This Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

11.12                             Publicity; Filings.  Concurrently with and from time to time following Closing, after written consent from the Company (not to be unreasonably withheld), Purchasers shall be permitted to issue press releases concerning the transactions contemplated by this Agreement or any other Transaction Document. Except as may be required by applicable law, no Credit Party shall issue a publicity release or announcement, otherwise make any public disclosure concerning the transactions contemplated by this Agreement or any other Transaction Document or file any of the Transaction Documents with any securities authority, stock exchange or any other Governmental Authority, without prior written approval by Collateral Agent (not to be unreasonably withheld).  If any announcement or filing (including on Form 8-K) is required by Requirements of Law to be made by a Credit Party, prior to making such announcement or filing such Credit Party will deliver a draft of such announcement and filing to Purchasers and give Purchasers a reasonable opportunity to comment thereon.  Effective as of the Closing, the Company, on behalf of itself and the other Credit Parties, hereby grants to Purchasers a non-exclusive, royalty-free license to use the name and logo of any Credit Party any marketing or similar material prepared by or on behalf of Purchasers in the ordinary course of business; provided, that, Purchasers shall provide the Company with reasonable opportunity to review and approve (such approval not to be unreasonably withheld) such use prior to such use.

11.13                             Further Assurances.  The Company shall cause each of the other Credit Parties to execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required to carry out or to perform the provisions of this Agreement or for Purchasers to effect any post-closing assignments of all or any portion of the Notes or the Common Shares into which a Note has converted.

11.14                             Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

11.15                             Federal Anti-Money Laundering Law.  To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions (which may include Purchaser and its Affiliates) to obtain, verify and record information that identifies each Person who opens an account or other formal customer relationship.  Accordingly, in connection with this Agreement, Purchaser may require that the Company provide certified copies of its articles of incorporation, certificate of formation, operating agreement or other similar identifying documents.  Further, the Company confirms that its legal name and address, as set forth in this Agreement, are correct and complete and covenants and agrees to provide such other information as may be necessary to allow Purchaser and its Affiliates to comply with such laws.

11.16                             Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently exercise investment decisions with respect to the Notes and voting and investment decisions with respect to the Common Shares into which the Notes may be converted. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents each party represents and confirms and that Sheppard, Mullin, Richter & Hampton LLP represents only Bison Capital Partners IV, L.P. in connection with this Agreement and the Transaction Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

BISON CAPITAL PARTNERS IV, L.P.

By:	Bison Capital Partners IV GP, L.P.
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

By:	/s/ Andreas Hildebrand
	Name:	Andreas Hildebrand
	Title:	Member

BISON CAPITAL PARTNERS IV, L.P., as Collateral Agent

By:	Bison Capital Partners IV GP, L.P.
Its:	General Partner

	By:	Bison Capital Partners GP, LLC
	Its:	General Partner

By:	/s/ Andreas Hildebrand
	Name:	Andreas Hildebrand
	Title:	Member

Signature Page to Note Purchase Agreement

LIME ENERGY CO.,
a Delaware corporation

By:	/s/ Adam Procell
	Name:	Adam Procell
	Title:	President & CEO

Signature Page to Note Purchase Agreement

Schedule A

Purchasers	Principal Amount of Note
Bison Capital Partners IV, L.P.	$11,750,000